Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2022 THIRD QUARTER RESULTS

NEW YORK, NY – October 27, 2022 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion” or the “Company”), a finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, announced today its results for the quarter ended September 30, 2022.

2022 Third Quarter Highlights

•	Net income was $7.6 million, or $0.32 per share, compared to $15.9 million, or $0.64 per share, in the prior year quarter.

•	Net interest income grew 23% to $42.0 million from $34.1 million in the prior year quarter.

•	Net interest margin was 8.91%, compared to 9.48% in the prior year quarter.

•	Loan originations increased 40% to $273.7 million from $195.8 million in the prior year quarter.

•	The loan loss provision was $10.0 million, compared to a benefit of $0.3 million in the prior year quarter.

•	The Company declared and paid a quarterly cash dividend of $0.08 per share.

•	The Company repurchased 1,053,870 shares of its common stock during the quarter for $8.2 million.

Executive Commentary – Andrew Murstein, President of Medallion

“Our financial results for the quarter were again driven by growth in our consumer lending businesses. Our team is navigating the rising interest rate environment well. Overall loan originations remained strong with 40% growth this quarter over last year, resulting in 25% growth in recreation loans and 44% in home improvement loans. Our current quarter results included the impact of $3.2 million of loan loss provisions and equity losses related to our commercial business, and unlike last year did not include any gains from the exits of fintech investments. As we’ve stated in the past, the earnings in our commercial lending segment can fluctuate depending on several factors, including the timing of investment exits, but over the long term this segment has been profitable. We repurchased $8.2 million of our common stock during the quarter and declared and paid an $0.08 per share dividend.”

Business Segment Highlights

Consumer Lending Segments

•	Originations grew to $249.6 million during the quarter, or 33% over the $187.1 million of the prior year quarter.

•	Consumer loans were $1.7 billion as of September 30, 2022, compared to $1.3 billion a year ago.

•	Consumer loans were 94% of total loans as of September 30, 2022, similar to a year ago.

•	The loan portfolios grew 25% for recreation and 44% for home improvement from September 30, 2021.

•	Net interest income grew 15% to $41.1 million for the quarter, from $35.9 million in the prior year quarter.

•	The average interest rate on the portfolio was 12.30% at quarter-end, compared to 12.82% a year ago.

•	Consumer loans 90 days or more past due were $5.6 million, or 0.33% of gross consumer loans, as of September 30, 2022, compared to $3.2 million, or 0.25%, a year ago.

Commercial Lending Segment

•	The Company originated $4.5 million in loans during the third quarter, compared to $5.7 million in the prior year quarter.

•	Commercial loans were $93.7 million at September 30, 2022, compared to $72.1 million a year ago.

•	The average interest rate on the portfolio was 12.26%, compared to 12.66% a year ago.

Medallion Lending Segment

•	The Company collected $5.0 million in the third quarter.

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Total net medallion exposure declined to $27.6 million (comprised of $4.4 million of loans net of allowance for loan losses and $23.2 million of loan collateral in process of foreclosure), representing less than 2% of the Company’s total assets, as of September 30, 2022.

Loan Detail

•	During the quarter, net charge-offs were $7.7 million, compared to a benefit of $0.8 million in the prior year quarter.

•	Loans 90 days or more past due were 0.33% of loans at September 30, 2022, compared to 0.29% at September 30, 2021.

Capital Allocation

Quarterly Dividend

•	The Board of Directors declared a quarterly cash dividend of $0.08 per share payable on November 30, 2022, to shareholders of record at the close of business on November 15, 2022.

Stock Repurchase Plan

•	During the third quarter, the Company repurchased 1,053,870 shares of its common stock at an average cost of $7.81 per share, for a total of $8.2 million.

•	At the end of the quarter, the Company has $21.8 million remaining under its $40 million share repurchase program.

Conference Call Information

The Company will host a conference call to discuss its third quarter financial results tomorrow, Friday, October 28, 2022, at 9:00 a.m. Eastern time.

As part of its earnings release, the Company has updated its quarterly supplement presentation, which is now available at www.medallion.com.

•	Conference Call Dial-In: (877) 407-0789 (U.S.) or (201) 689-8562 (international)

•	Live Webcast: Link to Webcast

•	Call Replay: available following the end of the call through Friday, November 4, 2022, by telephone at (844) 512-2921 (U.S.) or (412) 317-6671 (international), passcode 1373 3520.

•	Webcast Replay: available at http://www.medallion.com/investors.html until the next quarter’s results are announced.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ:MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding medallion loan portfolio, the potential for future asset growth and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the COVID-19 pandemic on Medallion’s business, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control, the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Medallion, its customers and third parties. In addition to risks related to the ongoing COVID-19 pandemic, as well as risks relating to the current economy, whether inflation or the risk of recession, for a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2021 Annual Report on Form 10-K.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share and per share data)	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Cash, cash equivalents, and federal funds sold	$98,202	$124,484	$85,374
Equity investments and investment securities	59,024	54,498	57,725
Loans	1,855,510	1,488,924	1,419,681
Allowance for loan losses	(61,535)	(50,166)	(47,448)

Net loans receivable	1,793,975	1,438,758	1,372,233

Loan collateral in process of foreclosure	24,331	37,430	42,544
Goodwill and intangible assets	173,200	174,283	200,810
Other assets	50,809	43,604	46,548

Total assets	$2,199,541	$1,873,057	$1,805,234

Liabilities
Deposits	$1,555,832	$1,250,880	$1,196,508
Long-term debt	219,448	219,973	213,858
Accounts payable and other liabilities	29,660	19,113	26,153
Deferred tax liabilities and other tax payables	26,132	18,210	12,703
Operating lease liabilities	8,580	9,053	9,346
Short-term borrowings	—	—	8,054

Total liabilities	1,839,652	1,517,229	1,466,622

Commitments and contingencies
Total stockholders’ equity	291,101	287,040	267,244

Non-controlling interest in consolidated subsidiaries	68,788	68,788	71,368

Total equity	359,889	355,828	338,612

Total liabilities and equity	$2,199,541	$1,873,057	$1,805,234

Number of shares outstanding	23,185,070	25,173,386	25,082,161

Book value per share	$12.56	$11.40	$10.65

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except share and per share data)	2022	2021	2022	2021
Total interest income	$51,694	$41,497	$142,108	$115,953
Total interest expense	9,654	7,426	25,258	23,718

Net interest income	42,040	34,071	116,850	92,235

Provision (benefit) for loan losses	10,047	(337)	21,046	2,000

Net interest income after provision for loan losses	31,993	34,408	95,804	90,235

Other income (loss)
Gain (loss) on equity investments	(1,123)	4,101	2,985	7,306
Write-down of loan collateral in process of foreclosure	(94)	(438)	(608)	(5,385)
Gain on extinguishment of debt	—	—	—	4,626
Sponsorship and race winnings, net	—	3,335	—	10,153
Other income	986	208	6,278	209

Total other income (loss), net	(231)	7,206	8,655	16,909

Other expenses
Salaries and employee benefits	8,411	7,957	23,709	21,542
Professional fees	3,722	1,963	12,106	4,694
Loan servicing fees	2,159	1,684	6,231	5,062
Collection costs	1,593	1,136	3,935	4,010
Race team related expenses	—	2,424	—	7,219
Other expenses	3,524	3,559	10,274	10,658

Total other expenses	19,409	18,723	56,255	53,185

Income before income taxes	12,353	22,891	48,204	53,959

Income tax provision	3,205	6,167	12,892	16,573

Net income after taxes	9,148	16,724	35,312	37,386

Less: income attributable to the non-controlling interest	1,512	784	4,535	2,748

Total net income attributable to Medallion Financial Corp.	$7,636	$15,940	$30,777	$34,638

Income per common share:
Basic	$0.33	$0.65	$1.28	$1.41
Diluted	$0.32	$0.64	$1.26	$1.39

Weighted average shares outstanding:
Basic	23,154,775	24,634,845	24,020,058	24,583,573
Diluted	23,510,645	24,990,226	24,332,776	24,945,707

Dividends declared	$0.08	$0.00	$0.24	$0.00

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